A special meeting of the fund's shareholders was held on February 13, 2002. The results of votes taken among shareholders on proposals before them are reported below. Each vote reported represents one dollar of net asset value held on the record date for the meeting.

PROPOSAL 1
To authorize the Trustees to adopt an amended and restated Trust Instrument.*
	# of Votes Cast	% of Votes Cast
Affirmative	32,854,808,121.70	100.00
Against	0.00	0.00
Abstain	0.00	0.00
TOTAL	32,854,808,121.70	100.00

PROPOSAL 2

To elect the thirteen nominees specified below as Trustees.*

	# of Votes Cast	% of Votes Cast
J. Michael Cook
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Ralph F. Cox
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Phyllis Burke Davis
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Robert M. Gates
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Abigail P. Johnson
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Edward C. Johnson 3d
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Donald J. Kirk
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
	# of Votes Cast	% of Votes Cast
Marie L. Knowles
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Ned C. Lautenbach
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Peter S. Lynch
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
Marvin L. Mann
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
William O. McCoy
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00
William S. Stavropoulos
Affirmative	32,854,808,121.70	100.00
Withheld	0.00	0.00
TOTAL	32,854,808,121.70	100.00

*Denotes trust-wide proposals and voting results.

PROPOSAL 3
To amend each fund's fundamental investment limitation concerning lending.
	# of Votes Cast	% of Votes Cast
Affirmative	2,444,644,339.11	100.00
Against	0.00	0.00
Abstain	0.00	0.00
TOTAL	2,444,644,339.11	100.00